UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2008

FINANCIALCONTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-28377	94-3310536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Lincoln Centre Drive, Suite 410, Foster City, California 94404

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 286-9702

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISTION OR DISPOSITION OF ASSETS

Effective July 24, 2008, FinancialContent, Inc. (“FCON” or “the Company”) effectively transferred all of the issued and outstanding shares of its wholly owned subsidiary, FinancialContent Services, Inc. (“FCS”), to a related party in consideration of the full release of the secured debt held by Jade Special Strategy, LLC (“Jade”), in the current amount of $1,165,000 (the “Debt”) which obligation the Company defaulted upon on March 23, 2008. FCS was the main operating subsidiary of FCON and FCON has no current business or other operating subsidiaries. Accordingly, FCON is now a “shell” corporation.

The transfer was made in accordance with the terms of the Stock Purchase Agreement dated as of May 9, 2008, between the Company, FCS, Jade, and Wing Yu. Below is a summary of the terms of the Stock Purchase Agreement.

•	Purchaser. Wing Yu, Chief Executive Officer and Director of FCON.
•	Transfer. FCON transferred all of the outstanding and issued shares of its wholly owned subsidiary, FCS to Wing Yu.
•

Liabilities Assumed. FCS has assumed the outstanding and existing Debt owed by FCON to Jade, and Jade has released FCON from the Debt and is filing a UCC-3 financing statement and thereby terminate the security interest on FCON’s assets.

•	Liabilities Not Assumed. FCON’s unsecured debt was not assumed by FCS which amount is approximately $373,311.
•

Forbearance Regarding Foreclosure. In consideration of Jade forbearing on its rights to foreclose on FCON’s assets, FCON issued Jade a promissory note in the amount of $50,000.00 at an interest rate at 6% compounded annually that shall mature in two years from date of issuance. In addition, the warrants issued by FCON to Jade in connection with the Debt will remain in effect with a reduced exercise price reset to $0.75.

•	Divestiture of Ownership. Wing Yu is surrendering 500,000 shares of FCON common stock beneficially owned by him to the Company.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 30, 2008, the Company received a letter of resignation from Wing Yu, the Company’s Chief Executive Officer, under which Mr. Yu notified the Company that effective August 4, 2008, Wing Yu shall resign as the Company’s Chief Executive Officer. Wing Yu will remain a director on the Company’s board of directors.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

None

(b)	Pro forma financial information.

NNone

(c)	Shell company transactions.

None

(d)	Exhibits.

10.60

Stock Purchase Agreement, inclusive of the form of Assignment and Assumption and Release Agreement and Security Agreement attached thereto, form of Promissory Note, and form of Warrants A and B, attached as exhibits A through C-6, respectively, entered into by us and Jade Special Strategy, LLC, FinancialContent Services, Inc., and Wing Yu dated May 9, 2008 (previously filed as an exhibit to the Company’s Form 8-K/A, file no. 000-28377, filed on June 12, 2008, and incorporated herein by reference.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FinancialContent, Inc.

Date: July 30, 2008	By:	/s/ Wing Yu
CEO

EXHIBIT INDEX

Exhibit Document

No.